Flexsteel Industries, Inc. Reports Strong Preliminary Results for Second Quarter; Forecasts Continued Sales Growth and Robust Profit Improvement

Dubuque, Iowa – January 11, 2024 – Flexsteel Industries, Inc. (NASDAQ: FLXS) (“Flexsteel” or the “Company”), one of the largest manufacturers, importers, and marketers of residential furniture products in the United States, today provided several business updates, including preliminary second quarter fiscal 2024 results, a financial outlook for the remainder of fiscal year 2024 and fiscal year 2025, and recent management and board changes. The Company also announced it will issue its second quarter 2024 financial results after market close on Monday, February 5, 2024.

Preliminary Fiscal 2024 Second Quarter Financial Results

The Company expects to report the following financial results for its second quarter ended December 31, 2023:

•
Healthy sales growth of 7.5%: Net sales for the quarter of $100.1 million compared to $93.1 million in the prior year quarter.
•
Robust sales orders of $104.8 million representing growth of $12.8 million, or 13.9%, compared to prior year quarter.
•
Significant gross margin improvement to 21.9% compared to 17.0% in the prior year quarter.
•
Solid GAAP operating income of $4.6 million or 4.6% of net sales compared to $3.8 million or 4.0% of net sales in the prior year quarter.
o
Non-GAAP operating income of $4.6 million or 4.6% of net sales compared to $1.0 million or 1.0% of net sales in the prior year quarter.
•
GAAP net income per diluted share of $0.57 for the current quarter compared to net income of $0.53 in the prior year quarter.
o
Non-GAAP net income per diluted share of $0.57 for the quarter compared to non-GAAP net income of $0.08 in the prior year quarter.
•
Strong cash flow generation: cash flow from operations of $18.9 million for the quarter driven by higher profits and a $15.6 million reduction in inventories.
•
Strengthened balance sheet: Debt repayments of $15.1 million for the quarter, or a 46% reduction in borrowings under the line of credit.

GAAP to non-GAAP reconciliations are provided at the end of this press release

Management Commentary

“I am extremely pleased with our second quarter results. We are competing well, growing and gaining share, improving profitability, and generating cash to reduce debt and further strengthen our balance sheet,” said Jerry Dittmer, CEO of Flexsteel Industries, Inc. “While macroeconomic conditions combined with discretionary consumer spending shifts away from home furnishings continue to present headwinds to the industry, our growth initiatives are enabling us to profitably grow despite difficult conditions. As a result, we delivered strong net sales of $100.1 million, or growth of 7.5%, which was slightly above our sales guidance range of $94 to $100 million. Comparisons to prior year continued to be adversely impacted by the elimination of ocean freight surcharges in the prior year when ocean container delivery costs were inflated. Excluding the approximately $3.5 million impact from surcharge reductions, growth from unit volume and sales mix was an impressive 11.7% in the quarter, reflecting our strong sales execution.”

Mr. Dittmer continues, “In addition to our sales momentum, we are executing well operationally and leveraging the combined benefits of continued productivity and cost savings, pricing discipline, and ongoing product portfolio management, to meaningfully expand gross margin and improve operating income. As a result, our operating margin of 4.6% in the second quarter was a significant improvement compared to the first quarter and prior year quarter, and above our guidance range of 2 to 4%. We also expect to further improve operating margins in the second half of fiscal year 2024 and fiscal year 2025. Lastly, we are making strong progress in improving working capital efficiency. Given improved demand stability and better supplier lead times, we optimized and reduced our inventories by $15.6 million in the second quarter while continuing to provide exceptional service levels to customers. Our strong cashflow was largely used to reduce debt in the quarter. We are pursuing additional working capital improvements in the second half of the year, and when combined with improved profits, we expect to end fiscal year 2024 with nominal to no debt.”

Mr. Dittmer concludes, “Our strategies are working, and we’re seeing the outcomes in our improved financial performance. While I’m encouraged by second quarter’s results, I’m more enthused about the results yet to come. Our organization is driven and executing well on multiple fronts which gives me confidence in our ability to continue to profitably grow and generate cash near-term, but more importantly, to generate significant value for our shareholders and customers long-term.”

Financial Outlook

	Third Quarter Fiscal 2024	Fourth Quarter Fiscal 2024	Full Year Fiscal 2025
Sales	$101 - 106 million	$107 - 112 million	$416 - 432 million
Sales Growth (vs. Prior Year)	2% to 7%	1% to 6%	2% to 6%
Operating Margin	4.5% to 5.5%	5.0% to 6.0%	5.5% to 6.5%
Free Cash Flow	$11 to 17 million (for 2nd half Fiscal 2024)		$20 to 30 million
Line of Credit Borrowings	$12 to 17 million	$0 to 10 million	$0

Management and Board of Directors Updates

Effective January 10, 2024, Michael Ressler was promoted to Chief Financial Officer, Treasurer and Secretary. Mr. Ressler has over seventeen years of experience with Flexsteel and has held a variety of cross functional leadership positions in accounting, finance, change management and manufacturing. Most recently, Mr. Ressler has served as Vice President, Manufacturing. In his new role as CFO, Mr. Ressler will retain his leadership responsibilities of the Company’s manufacturing operations.

“Mike’s leadership contributions have been instrumental in the Company’s transformation over the past several years,” stated Derek Schmidt, President. “Mike has a strong track record of delivering results, and I’m confident that his deep knowledge of Flexsteel and our industry combined with his extensive experience in finance and operations, will enable him to make a profound impact on the Company’s success as CFO in the years to come.”

Concurrent with Mr. Ressler’s promotion, Mr. Schmidt has been promoted to the position of President and appointed to Flexsteel’s Board of Directors. “Flexsteel is fortunate to have an executive with Derek’s capabilities. Since joining the Company in April 2020, his responsibilities have meaningfully expanded, and his promotion to President appropriately reflects his leadership responsibility for the Company’s operations and growth strategy,” noted Jerry Dittmer, CEO.

Unrelated to the management updates, Matt Kaness announced his resignation from the Board on January 9, 2024, effective immediately due to a need to focus on his primary professional commitments and to consider other opportunities. “Mr. Kaness has made significant contributions to Flexsteel as a member of the Board over the last four years. His leadership and expertise will be missed,” said Board Chairman Thomas M. Levine.

Conference Call and Webcast

The Company will host a conference call and audio webcast with analysts and investors on Tuesday, February 6, 2024, at 8:00 a.m. Central Time to discuss the results and answer questions.

•
Live conference call: 833-816-1123 (domestic) or 412-317-0710 (international)
•
Conference call replay available through February 13, 2024: 877-344-7529 (domestic) or 412-317-0088 (international)
•
Replay access code: 4637022
•
Live and archived webcast: ir.flexsteel.com

To pre-register for the earnings conference call and avoid the need to wait for a live operator, investors can visit https://dpregister.com/sreg/10185617/fb60745fee and enter their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call.

The second quarter 2024 earnings release can be accessed at ir.flexsteel.com after market close on Monday, February 5, 2024.

About Flexsteel

Flexsteel Industries, Inc., and Subsidiaries (the “Company”) is one of the largest manufacturers, importers, and marketers of residential furniture products in the United States. Product offerings include a wide variety of furniture such as sofas, loveseats, chairs, reclining rocking chairs, swivel rockers, sofa beds, convertible bedding units, occasional tables, desks, dining tables and chairs, kitchen storage, bedroom furniture, and outdoor furniture. A featured component in most of the upholstered furniture is a unique steel drop-in seat spring from which the name “Flexsteel” is derived. The Company distributes its products throughout the United States through its e-commerce channel and direct sales force.

Forward-Looking Statements

Statements, including those in this release, which are not historical or current facts, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause our results to differ materially from those anticipated by some of the statements made herein. Investors are cautioned that all forward-looking statements involve risk and uncertainty. Some of the factors that could affect results are the cyclical nature of the furniture industry, supply chain disruptions, litigation, restructurings, the effectiveness of new product introductions and distribution channels, the product mix of sales, pricing pressures, the cost of raw materials and fuel, changes in foreign currency values, retention and recruitment of key employees, actions by governments including laws, regulations, taxes and tariffs, the amount of sales generated and the profit margins thereon, competition (both U.S. and foreign), credit exposure with customers, participation in multi-employer pension plans, disruptions or security breaches to business information systems, the impact of any future pandemic, and general economic conditions. For further information regarding these risks and uncertainties, see the “Risk Factors” section in Item 1A of our most recent Annual Report on Form 10-K.

For more information, visit our website at http://www.flexsteel.com.

NON-GAAP DISCLOSURE (UNAUDITED)

The Company is providing information regarding adjusted net sales, adjusted operating income, and adjusted earnings per diluted share which are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”) and do not purport to be alternatives to net sales or operating income as a measure of operating performance. A reconciliation of adjusted net sales, adjusted operating income, and adjusted earnings per diluted share is provided below. Management believes the use of these non-GAAP financial measures provides investors useful information to analyze and compare performance across periods excluding the items which are considered by management to be extraordinary or one-time in nature. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

Reconciliation of GAAP net sales to non-GAAP adjusted net sales:

The following table sets forth the reconciliation of the Company's reported GAAP net sales to the calculation of adjusted net sales for the three months ended December 31, 2023 and 2022:

	Three Months Ended
	December 31,	December 31,
(in millions)	2023	2022	% Change
Net Sales	$100.1	$93.1	7.5%
Freight Surcharges	$—	$(3.5)
Adjusted Net Sales	$100.1	$89.6	11.7%

Reconciliation of GAAP operating income to non-GAAP adjusted operating income:

The following table sets forth the reconciliation of the Company’s reported GAAP operating income to the calculation of non-GAAP adjusted operating income for the three months ended December 31, 2023, and 2022:

	Three Months Ended
	December 31,
(in millions)	2023	2022
Reported GAAP operating income	$4.6	$3.8
Environmental remediation	—	(2.8)
Non-GAAP operating income	$4.6	$1.0

Reconciliation of GAAP earnings per share of common stock to non-GAAP adjusted earnings per share of common stock:

The following table sets forth the reconciliation of the Company’s reported GAAP earnings per share to the calculation of non-GAAP adjusted earnings per share for the three months ended December 31, 2023, and 2022:

	Three Months Ended
	December 31,
(in millions)	2023	2022
Reported GAAP diluted earnings per share	$0.57	$0.53
Environmental remediation	—	(0.52)
Tax impact of the above adjustments(1)	—	0.07
Non-GAAP diluted earnings per share	$0.57	$0.08

(1) Effective tax rate of 13.5% was used to calculate the three months ended December 31, 2022.

INVESTOR CONTACT:

Michael Ressler, Flexsteel Industries, Inc.
563-585-8116
investors@flexsteel.com